Exhibit 10.54
Third Amendment to Lease Agreement
Change of Commencement Date
This Third Amendment to Lease Agreement (the “Third Amendment”) is made and entered into to be effective as of February 21, 2008, by and between MISSION RIDGE ASSOCIATES, LLC a Delaware limited liability company (“Landlord”), and ENSIGN FACILITY SERVICES, INC., a Nevada corporation (“Tenant”), with reference to the following facts:
Recitals
A.	Landlord and Tenant have entered into that certain Lease Agreement dated August 28, 2003 (the “Lease”), as amended by that certain First Amendment to Lease Agreement dated January 15, 2004 (“First Amendment”), and amended by the Second Amendment to the Lease Agreement dated November 30, 2007, for the leasing of certain premises containing approximately 4,799 rentable (4,280 usable) square feet of space located at 27101 Puerta Real, Suite 460 and 470, Mission Viejo, California (the “Premises”) as such Premises are more fully described in the Lease.

B.	Landlord and Tenant wish to confirm the Commencement and Termination Dates of the Extended Term.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.	Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2.	The commencement Date of the Extended Term to the Lease shall be February 22, 2008.

3.	The last day of the Extended Term of the Third Amendment to the Lease (the “Expiration Date”) shall be September 30, 2009.

4.	The dates on which the Base Rent will be adjusted are:

for the period 2/28/08 to 3/21/08 the monthly Base Rent shall be abated;

for the period 3/22/08 to 2/21/09 the monthly Base Rent shall be $14,157.05 for the period 2/22/09 to 9/30/09 the monthly Base Rent shall be $14,588.96;
     5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease, the First Amendment and the Second Amendment shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease, the First Amendment, the Second Amendment and this Third Amendment, the terms and conditions of this Third Amendment shall prevail.
     6. Definitions: Unless otherwise defined in this Third Amendment, all terms not defined in this Third Amendment shall have the meaning set forth in the Lease, the First Amendment and the Second Amendment.
     7. Authority: Subject to the provisions of the Lease, the First Amendment and the Second Amendment, this Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such parties behalf is authorized to do so and to bind such party to the terms of this Third Amendment.
     8. The terms and provisions of the Lease, the First Amendment and the Second Amendment are hereby incorporated in this Third Amendment.
IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date and the year first above written.
Tenant:
ENSIGN FACILITY SERVICES, INC.
A Nevada Corporation

By:	/s/ Beverly Wittekind

Its:

Date:

By:

Its:

Date:

Landlord:
MISSION RIDGE ASSOCIATES LLC,
A Delaware limited liability company

By:	Legacy Partners Commercial, L. P., a California limited partnership as Manager and Agent for Owner

	By:	Legacy Partners Commercial, Inc.
General partner

	By:	/s/ Debra Smith
Debra Smith
	Its:	Executive Vice President